EXHIBIT 99.1
November 17, 2015

VIA EMAIL

TO:	Member Institutions in Illinois and Wisconsin

RE:	Results of 2015 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2015 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and none of the current public interest directors’ terms of service had expired and was up for re-election. The directors’ terms will begin on January 1, 2016.

MEMBER DIRECTORS

Illinois - One Member Director

Number of Members Eligible to Vote	478
Number of Members Casting Votes	215
Total Eligible Votes for Each Directorship	3,672,769

Votes Received
Beacom, Owen E. Managing Director & Chief Lending Officer Term Expires: December 31, 2019 (Four year term)	First Bank & Trust Evanston, IL	1,511,342

Wisconsin - One Member Director

Number of Members Eligible to Vote	268
Total Eligible Votes for Each Directorship	1,645,758

Reinke, John Chairman of the Board Term Expires: December 31, 2019 (Four year term)	The Stephenson National Bank & Trust Marinette, Wisconsin	Declared Elected

*        *        *        *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	746
Number of Members Casting Votes	311
Total Eligible Votes for Each Directorship	5,318,527

OTHER INDEPENDENT DIRECTOR

		Votes Received
Brady, Edward P. President Term Expires: December 31, 2019 (Four year term)	Brady Homes Bloomington, Illinois	2,285,299
Lockett, Phyllis President & Chief Executive Officer Term Expires: December 31, 2019 (Four year term)	LEAP Innovations Chicago, Illinois	2,170,007

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Peter E. Gutzmer

Peter E. Gutzmer
Executive Vice President,
General Counsel &
Corporate Secretary
PEG:sck
Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2015 ELECTION OF
MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Beacom, Owen E.*	1,511,342	14013	First Bank & Trust	Evanston
Bergevin, Eric J.	242,990	01001	West Town Bank & Trust	North Riverside
Total Number of Votes Cast	1,754,332

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
Reinke, John*	Declared Elected	13399	The Stephenson National Bank & Trust	Marinette

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	CITY
Brady, Edward P.*	2,285,299	Brady Homes	Bloomington, IL
Lockett, Phyllis*	2,170,007	LEAP Innovations	Chicago, IL
Total Number of Votes Cast	4,455,306

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.